Exhibit 99.1

Contact:

Joseph T. Crowley

Chief Financial Officer

215-646-5405

WILLOW GROVE BANCORP, INC. ANNOUNCES NEW HOLDING

COMPANY HEADQUARTERS

Holding Company headquarters and operations center to be housed in King of Prussia, PA

Headquarters for Willow Grove and First Financial divisions to remain in Maple Glen, PA and Downingtown, PA, respectively

Maple Glen, PA — October 26, 2005—Willow Grove Bancorp, Inc. (Nasdaq: WGBC) (the “Company”) today announced that its new corporate headquarters for the holding company will be located in King of Prussia, PA.  The Wayne, PA office of the Company’s brokerage and investment firm, Philadelphia Corporation for Investment Services, will also be relocated to this location.  The company expects to occupy the building during the first calendar quarter of 2006.

The King of Prussia facility will also become the centralized operations center for the Company.  Operations and servicing employees at the site will focus primarily on back office and support functions associated with check processing, accounting and finance, and loan servicing.  The approximate 45,000 square foot facility will house a total of approximately 150 employees of the Company.

The Willow Grove and First Financial divisions of Willow Grove Bank will remain headquartered at their current locations in Maple Glen, PA and Downingtown, PA, respectively.

“This is an exciting step forward as we continue the integration process and drive Willow Grove Bancorp, Inc. ahead as the community banking leader in the Philadelphia area,” said Donna Coughey, President & Chief Executive Officer of Willow Grove Bancorp, Inc.  “Situated ideally between the headquarters of our two divisions, this facility will serve as a bridge between the two franchises and leverages our operating efficiencies.”

The address for the new location will be 170 South Warner Road, King of Prussia, PA.  The move to the new facility is expected to take place during the first calendar quarter of 2006.

In addition to relocating its corporate headquarters, the Company has entered into a sale/leaseback transaction with respect to certain of its owned branch office properties.  Taken together, the proposed new headquarters office and sale/leaseback transactions are expected to be essentially neutral to the Company’s future operating results.

About Willow Grove Bank:

Willow Grove Bancorp, Inc. is the holding company for Willow Grove Bank, a federally chartered savings bank. Willow Grove Bank was founded in 1909 and operates 27 branch locations in Bustleton, Dresher, Hatboro, Holland, Huntingdon Valley, Maple Glen, North Wales, Rhawnhurst, Roslyn Valley, Somerton, Southampton, Warminster (two), Willow Grove, Downingtown, Exton, Frazer, Thorndale, Westtown, Airport Village, Brandywine Square, Devon, Kennett Square, Eagle, Coatesville, Avondale and West Chester, Pennsylvania.

Additional information is available at: www.willowgrovebank.com.

Forward Looking Statements

The information contained in this press release may contain forward-looking statements (as defined in the Securities Exchange Act of 1934 and the regulations thereunder) which are not historical facts or as to Willow Grove Bancorp, Inc. management’s intentions, plans, beliefs, expectations or opinions. Forward-looking statements may be identified by the use of words such as “believe”, “expect”, “anticipate”, “intend”, “plan”, “estimate”, “could”, “may”, “likely”, “probably” or “possibly”. These statements include, but are not limited to, statements regarding plans, objectives and expectations with respect to future operations and statements regarding future performance. Such statements are subject to certain risks and uncertainties, many of which are difficult to predict and generally beyond the control of Willow Grove Bancorp and its management, that could cause actual results to differ materially from those expressed in, or implied or projected by, the forward-looking information and statements. Uncertainties regarding the timing and expense related to the Company’s new headquarters office and its branch office transaction, among other factors, could cause actual results to differ materially from the anticipated results expressed in the forward-looking statements. Other factors that may affect the Company’s future operations are discussed in the documents filed by Willow Grove Bancorp with the Securities and Exchange Commission (“SEC”) from time to time. Copies of these documents may be obtained from Willow Grove Bancorp upon request without charge (except for the exhibits thereto) or can be accessed at the website maintained by the SEC at http://www.sec.gov. Willow Grove Bancorp undertakes no obligation to update these forward-looking statements to reflect events or circumstances that occur after the date on which such statements were made.